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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UNIVISION COMMUNICATIONS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

Dear Stockholders:

        We cordially invite you to attend our Annual Meeting of Stockholders at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California on Wednesday, May 12, 2004, at 10:00 a.m. local time.

        At the meeting, we will ask you to: (1) elect Class A/P Directors, each for a term of one year, (2) ratify the appointment of Ernst & Young LLP as our independent auditors for 2004, and (3) adopt the 2004 Performance Award Plan. We will also be available to answer your questions. The attached proxy statement contains information about these matters.

        We would like you to attend. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card that will indicate your vote. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

        We look forward to seeing you on May 12, 2004.

Sincerely,
A. Jerrold Perenchio Chairman of the Board

March 19, 2004

UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 12, 2004

        The annual meeting of stockholders of Univision Communications Inc. will be held on Wednesday, May 12, 2004, at 10:00 a.m. local time at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California in order to:

  (1)
  Elect Class A/P Directors (who will be elected by the holders of the Class A Common Stock and Class P Common Stock);

  (2)
  Ratify the appointment of Ernst & Young LLP as our independent auditors for 2004;

  (3)
  Adopt the 2004 Performance Award Plan; and

  (4)
  Transact such other business that may properly come before the meeting.

        In addition, the holders of the Class T Common Stock will elect one Class T Director and one Class T Alternate Director, and the holders of the Class V Common Stock will elect one Class V Director and one Class V Alternate Director.

        Stockholders of record at the close of business on March 15, 2004 are entitled to vote at the meeting and at any adjournment.

        Please sign, date and mail the proxy card promptly in the enclosed envelope so that your shares of stock may be represented and voted at the meeting.

By Order of the Board of Directors,
Robert V. Cahill Corporate Secretary
March 19, 2004

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UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California

PROXY STATEMENT

GENERAL

        Our Board of Directors is furnishing this proxy statement to the holders (together, the "Class A/P Stockholders") of Class A Common Stock and Class P Common Stock (together, the "Class A/P Stock") in connection with the solicitation of proxies for use at our Annual Meeting of Stockholders to be held on Wednesday, May 12, 2004, at 10:00 a.m. local time and at any adjournment. The meeting will be held at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California.

        Stockholders of record at the close of business on March 15, 2004 are entitled to notice of, and to vote at, the meeting. On March 15, 2004 the outstanding voting securities consisted of:

        253,932,327 shares of Class A Common Stock,

        36,962,390 shares of Class P Common Stock,

        13,593,034 shares of Class T Common Stock, and

        17,837,164 shares of Class V Common Stock.

        We will vote the shares represented by a properly signed proxy that we receive before or at the meeting in accordance with the specifications made on the proxy. Except as otherwise provided below under "Counting of Votes," proxies that we receive with no specification will be voted: (1) for election of the nominees for Class A/P Director named below; (2) for ratification of the appointment of Ernst & Young LLP as our independent auditors for 2004; (3) for adoption of the 2004 Performance Award Plan (the "2004 Plan"), attached hereto as Appendix A, and (4) according to the best judgment of the proxyholder in regard to any other matter that properly comes before the meeting.

        Any stockholder may revoke his or her proxy at any time before it is voted at the meeting by giving written notice of such revocation to the Corporate Secretary at our principal executive offices, located at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, telephone (310) 556-7676. A stockholder may also give notice by filing a properly executed proxy bearing a later date or by voting in person.

        Univision will pay the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the Class A Common Stock held of record by such brokers and nominees. We will reimburse such persons for their reasonable forwarding expenses. In addition to the use of the mails, our directors, officers and regular employees may solicit proxies but will not be paid for their solicitation.

        This proxy statement, proxy card and Notice of Annual Meeting of Stockholders are being mailed to stockholders on or about March 19, 2004.

1

VOTING MATTERS

Voting Power

        The holders of the Class A Common Stock, Class T Common Stock and Class V Common Stock have one vote per share on all matters on which they are entitled to vote. The holders of the Class P Common Stock have 10 votes per share on all matters on which they are entitled to vote,1 meaning that, as of March 15, 2004, they had approximately 56% of the aggregate voting power of all classes of our common stock, assuming no exercise of options or warrants. Thus, the holders of Class P Common Stock will have sufficient votes to control each matter they vote on at the meeting.

Votes Required

        The seven nominees for director receiving the most votes cast by the Class A/P Stockholders will be elected as "Class A/P Directors." In addition, either by voting at the meeting or by written consent, the holders of the Class T Common Stock will elect one director and one alternate director (the "Class T Director" and "Class T Alternate Director"), and the holders of the Class V Common Stock will elect one director and one alternate director (the "Class V Director" and "Class V Alternate Director").

        The affirmative vote of a majority of the voting interests of all shares of our common stock, voting as a single class, present in person or by proxy at the meeting and entitled to vote, is required to ratify the appointment of Ernst & Young LLP as our independent auditors for 2004. In order to adopt the 2004 Plan, NYSE rules require that a majority of votes cast vote "FOR" the plan and that such votes cast constitute more than 50% of all shares entitled to vote.

Quorum

        Holders of a majority of the voting interests of our Class A/P Stock, present in person or by proxy, will constitute a quorum for the holding of a meeting of the Class A/P Stockholders for the purpose of electing the Class A/P Directors. Holders of a majority of the voting interests of each of the Class T Common Stock and Class V Common Stock, as the case may be, present in person or by proxy, will constitute a quorum for the holding of a meeting of stockholders of such classes for the purpose of electing the director and alternate director for each such class. Holders of a majority of the voting interests of all shares of our common stock will constitute a quorum for the holding of a meeting to ratify the appointment of Ernst & Young LLP as our independent auditors for 2004 and to adopt the 2004 Plan. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Counting of Votes

        Our inspector of elections will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as votes cast against a proposal. If you hold your shares in "street name" through a broker or other nominee and do not provide specific voting instructions with respect to any matter, your broker or nominee will have discretionary authority to vote on routine matters, such as the ratification of Ernst & Young LLP as our independent auditors, but not on non-routine matters, such as adoption of the 2004 Plan. Such "broker non-votes" will thus not be treated as votes cast with respect to adoption of the 2004 Plan.

If A. Jerrold Perenchio is incapacitated (defined as Mr. Perenchio being subject to a conservatorship of his estate under applicable state law) at the time of the meeting or if Mr. Perenchio and any of his permitted transferees own less than 26,486,084 shares of Class P Common Stock (as adjusted for stock splits and similiar events), the holders of the Class P Common Stock will have one vote per share.

PROPOSAL 1: ELECTION OF DIRECTORS

        All of the nominees for director and alternate director listed below are currently serving as a director and alternate director, respectively. If each nominee is elected, and the Class T and Class V Directors are elected, we will have one vacancy on our Board. Each director and alternate director will serve until the next annual meeting of stockholders and until his successor is qualified and elected or until the earlier of his death, resignation or removal.

        An alternate director may act in the place of the director for whom he is an alternate if the director is absent from a Board meeting. While so acting, the alternate director has all of the rights, duties, privileges and powers of the director for whom he is acting as an alternate (including the right to vote at such meeting) and is counted in determining whether a quorum is present. Except when acting as an alternate, no alternate director is entitled to vote at a Board meeting and is not counted as a member of our Board in determining a quorum. At present, the Class A/P Directors do not intend to nominate any alternate Class A/P Director for election by the Class A/P Stockholders.

        Each nominee is willing to serve if elected, but if any Class A/P Director nominee becomes unable to serve, your proxies will be voted for the election of such other person or persons as the Class A/P Directors select.

Nominees for Election as Class A/P Directors

        The following seven individuals have been nominated for election to our Board to represent the Class A/P Stockholders:

        A. JERROLD PERENCHIO

        Director since 1992

        Mr. A. Jerrold Perenchio, age 73, has been Chairman of the Board and Chief Executive Officer of Univision since December 1992. From December 1992 through January 1997, he was also Univision's President. Mr. Perenchio has owned and been active in Chartwell Partners LLC (an investment firm that is active in the media and communications industry) since it was formed in 1983. A. Jerrold Perenchio is John G. Perenchio's father.

        FERNANDO AGUIRRE

        Director since 2003

        Mr. Aguirre, age 46, has been President and Chief Executive Officer of Chiquita Brands International since January 2004. From 2002 through 2003, he served as President (Special Projects) of Procter & Gamble Company. From 1996 through 2002, Mr. Aguirre served Procter & Gamble Company in various positions, including President (Global Feminine Care), Vice President (Global and US Snacks and Food Products), President (Mexico), Regional Vice President (Latin America North) and Regional Vice President (Laundry and Cleaning—Latin America). Mr. Aguirre is a member of the board of directors of Chiquita Brands International, as well as of Corporación Zapata, S.A., one of the largest Ford car and truck distributors in Mexico and Latin America.

        HAROLD GABA

        Director since 1996

        Mr. Gaba, age 58, has been President and Chief Executive Officer of ACT III Communications Holdings, L.P. (a multi-media communications company with interests in theatrical exhibition, television and motion picture production, and broadcasting) since August 1990. From 1992 through 1997, he served as Chief Executive Officer and a director of ACT III Theatres, Inc., and from November 1992 through January 1996, he also served as Chief Executive Officer and a director of Act III Broadcasting, Inc. Since September 1999, Mr. Gaba has also served as Chairman of the Board of Concord Records, Inc.

        ALAN F. HORN

        Director since 1992

        Mr. Horn, age 61, has been President and Chief Operating Officer of Warner Bros. since October 1999. He was Chairman and Chief Executive Officer of Castle Rock Entertainment from January 1987 to October 1999. Before that, Mr. Horn was President and Chief Operating Officer of 20th Century Fox Film Corporation, and prior to that, he was Chief Executive Officer of Embassy Communications.

        JOHN G. PERENCHIO

        Director since 1992

        Mr. Perenchio, age 48, has been President of Ultimatum Music, LLC (a record company) since August 1997. Mr. Perenchio also is, or has been, an executive of various entities that are A. Jerrold Perenchio's affiliates, some of which transact business with us or hold shares of our Class P Common Stock. John G. Perenchio is the son of A. Jerrold Perenchio.

        RAY RODRIGUEZ

        Director since 1996

        Mr. Rodriguez, age 53, has been President of the Univision Network since December 1992. Also, since August 2001, Mr. Rodriguez has been President of the TeleFutura Network and of the Galavisión Network.

        McHENRY T. TICHENOR, JR.

        Director since 2003

        Mr. Tichenor, age 48, has been President of Univision Radio since the completion of our acquisition of Hispanic Broadcasting Corporation on September 22, 2003. Mr. Tichenor was the Chairman of the Board, President, Chief Executive Officer, and a director of Hispanic Broadcasting Corporation from February 1997 until its acquisition by Univision. From 1981 until February 1997, Mr. Tichenor was the President, Chief Executive Officer and a director of Tichenor Media System, Inc.

        The Board recommends a vote FOR the election as Class A/P Directors of the seven nominees listed above.

Nominees for Election as Class T Director and Class T Alternate Director

        The holders of Class T Common Stock are entitled to elect one Class T Director and one Class T Alternate Director at the meeting. The nominees for Class T Director and Class T Alternate Director are Emilio Azcárraga Jean and Alfonso de Angoitia, respectively. Information about these nominees is provided below. We are providing this information to Class A/P Stockholders for informational purposes only, as they are not entitled to vote for the Class T Director or Class T Alternate Director.

        EMILIO AZCÁRRAGA JEAN

        Class T Director since 2002

        Mr. Azcárraga, age 36, has served as the President, Chief Executive Officer and Chairman of the Board of Directors of Televisa since March 1997. Mr. Azcárraga has been a member of the Board of Televisa since December 1990. In January 2002, he became a director of Univision and was elected as the Vice Chairman of the Board of Univision.

        ALFONSO DE ANGOITIA

        Class T Alternate Director since 1998

        Mr. Angoitia, age 42, has been Chief Financial Officer and Executive Vice President of Televisa since May 2000 and has been a member of the Board of Directors of Televisa since April 2000. Since 1998, Mr. Angoitia has been Secretary of the Board of Directors and of the Executive Committee of Televisa.

Mr. Angoitia has also been a partner of Mijares, Angoitia, Cortes y Fuentes (a law firm in Mexico) for the last eight years, although he is currently on a leave of absence from such position.

Nominees for Election as Class V Director and Class V Alternate Director

        The holders of Class V Common Stock are entitled to elect one Class V Director and one Class V Alternate Director at the meeting. The nominees for Class V Director and Class V Alternate Director are Gustavo Cisneros and Alejandro Rivera, respectively. Information about these nominees is provided below. We are providing this information to Class A/P Stockholders for informational purposes only, as they are not entitled to vote for the Class V Director or Class V Alternate Director.

        GUSTAVO CISNEROS

        Class V Director since 2003

        Mr. Cisneros, age 58, is Chairman and Chief Executive Officer of the Cisneros Group of Companies, a privately-held media, entertainment, technology, and consumer products organization of affiliated entities. Since 1975, Mr. Cisneros has overseen the management and operations of the Cisneros Group of Companies. Mr. Cisneros is a director of America Online Latin America, Inc., Pueblo Xtra International, Inc. and Barrick Gold Corporation. Mr. Cisneros is a founding member of the international advisory board of the Council on Foreign Relations, a member of the chairman's international advisory council of The Americas Society, an advisory committee member of Harvard University's David Rockefeller Center for Latin American Studies, an advisory board member of Columbia University, a member of the board of overseers of Babson College and an advisor to Rockefeller University. Mr. Cisneros previously served as the Class V Director on our Board from 1996 until 2000.

        ALEJANDRO RIVERA

        Class V Alternate Director since 2003

        Mr. Rivera, age 60, has served in executive positions with companies in the Cisneros Group since 1976. Since May 1988, Mr. Rivera has been the Managing Director and Vice President of Venevision International LLC (f/k/a Venevision International, Inc.) and, since September 1996, has also been the Director and President of Venevision International Corporation. Mr. Rivera is a member of the Board of Directors of Pueblo Xtra International, Inc. Mr. Rivera was the Class V Alternate Director from 1996 through 2000 and was the Class V Director from 2000 until December 2003.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Members and Committees

        The current members of our Board of Directors are A. Jerrold Perenchio, Fernando Aguirre, Emilio Azcárraga Jean, Gustavo Cisneros, Harold Gaba, Alan Horn, John G. Perenchio, Ray Rodriguez and McHenry T. Tichenor, Jr. We have an Audit Committee and a Compensation Committee. Because the holders of Class P Common Stock control approximately 56% of the voting power of our common stock, Univision is a controlled-company under New York Stock Exchange listing standards and thus not required to have a nominating committee, a majority of independent directors or an independent compensation committee.

  Audit Committee

        Univision's Audit Committee, currently comprised of Messrs. Aguirre, Gaba and Horn, monitors the integrity of Univision's financial statements, as well as Univision's compliance with legal and regulatory requirements, engages the independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors, and considers the range of and pre-approves all audit and non-audit services. The Board believes that each Audit Committee member meets the independence requirements of SEC regulations and NYSE listing standards. In addition, the Board has determined that Mr. Gaba, the Chair of the Audit Committee, is qualified as an audit committee financial expert under SEC regulations and has accounting and related financial management expertise within the meaning of NYSE listing standards. The Audit Committee met seven times in 2003. See "Audit Committee Report." The Audit Committee charter is available on the Company's website at www.univision.net and is also attached to this proxy statement as Appendix B.

  Compensation Committee

        Univision's Compensation Committee, currently comprised of Messrs. Gaba and Horn, makes recommendations to the Board concerning compensation of our executive officers and administers the 1996 Performance Award Plan, the Hispanic Broadcasting Corporation Long-Term Incentive Plan (the "HBC Plan") that Univision assumed as part of its acquisition of Hispanic Broadcasting Corporation (the "HBC Merger") and, if the 2004 Plan is approved at the Annual Meeting, will administer such plan. Mr. Horn is the Chair of the Compensation Committee. The Compensation Committee met three times in 2003. See "Compensation Committee Report on Executive Compensation." The Compensation Committee charter is available on the Company's website at www.univision.net.

Directors' Compensation

        Each non-employee director who owns less than 5% of Univision's common stock and who is not affiliated with A. Jerrold Perenchio, Grupo Televisa, S.A. and its affiliates ("Televisa") or Corporacion Venezolana del Television, C.A. (VENEVISION) and its affiliates ("Venevision") is paid $50,000 for each year of service and granted options to purchase our common stock.

Board of Directors Meetings

        The Board held five meetings in 2003. Each director attended our annual stockholders meeting in Los Angeles in May 2003 as well as more than 75% of the aggregate number of Board meetings and meetings of committees on which he served in 2003, with the exception of Alan Horn who attended 11 of 15 Board and committee meetings. Under our Corporate Governance Guidelines adopted in February 2004, which can be found on our website at www.univision.net, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties and to make every reasonable effort to attend each meeting of the Board and any committee of which the director is a member. Non-management directors shall also meet in executive sessions without management. The Chair of the Audit Committee shall act as the "Lead Director" to facilitate and lead these sessions.

Stockholder Proposals and Communication with the Board of Directors

        We must receive proposals of stockholders intended to be presented at the 2005 meeting of stockholders at our principal executive offices not later than November 26, 2004 for inclusion in our proxy statement and form of proxy relating to the meeting.

        Stockholders and others parties interested in communicating directly with any or all non-management directors, and stockholders interested in recommending nominees to the Board, may do so by writing to Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, CA 90067. Our Corporate Governance Guidelines contain the process for handling letters received by the Company and addressed to non-management members of the Board. Under that process, the Corporate Secretary of the Company logs and forwards all such correspondence to the Chair of the Audit Committee. The Chair of the Audit Committee delivers a summary of such correspondence to the full Board, if he or she deems it appropriate, at the next regularly-scheduled meeting of the Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.

Code of Ethics

        The Company has a Code of Conduct, Ethical Standards and Business Practices, which applies to all employees, officers and directors of the Company, as well as a separate Code of Ethics for Senior Financial Officers, which applies to the Chairman and Chief Executive Officer, the Vice Chairman, the Chief Financial Officer, the Chief Accounting Officer (if such position is filled by someone other than the Chief Financial Officer) and any person who performs a similar function. Both the Code of Conduct, Ethical Standards and Business Practices and the Code of Ethics for Senior Financial Officers can be found on the Company's website at www.univision.net, and the Company will disclose on its website when there have been waivers of, or amendments to, such codes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a brief summary of the material terms of certain agreements and arrangements between us and one or more of Mr. Perenchio, Televisa and Venevision. All of the agreements have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2003. The information set forth below does not purport to be and is not a complete summary of all such agreements and arrangements.

Program License Agreements

        Through our Program License Agreements with Televisa and Venevision, the Company has the exclusive right until December 2017 to air in the U.S. all Spanish-language programming produced by or for them (with limited exceptions). Televisa has agreed to produce 8,531 hours per year of programming for the Company's use. Until 2006, such programs will include novelas sufficient for five hours per day, five days per week. After 2006, the amount of novelas may be subject to downward adjustment based upon the number of hours of novelas broadcast by the Company in prime time and upon other factors relating to novela popularity. Venevision has guaranteed to use commercially reasonable efforts to produce or acquire programs for the Company's use at least to the same extent, including quality and quantity, as Venevision had in 1989, 1990 and 1991. Except for the Televisa novelas described above, neither Televisa nor Venevision is required to produce or acquire any particular type or mix of programs. The obligations of Televisa's and Venevision's respective affiliates have been guaranteed by, in the case of Televisa, Grupo Televisa S.A. and, in the case of Venevision, Corporacion Venezolana de Television, C.A. (VENEVISION).

        Under the Program License Agreements, we pay 15% of Combined Net Time Sales (time sales from broadcasting, including barter, trade, and television subscription revenues, less advertising commissions, certain special event revenues, music license fees, outside affiliate compensation, time sales relating to advertising sold to Televisa or provided to Venevision, and taxes other than withholding taxes) for the Univision and Galavisión networks and affiliated owned-and-operated stations in 2003 and each subsequent year, plus for Televisa, 3% of incremental sales over a base amount for 2002 and for Venevision, up to 3% of incremental sales over a base amount for 2002 if Venevision programs contribute 30% or more of Univision's and Galavisión's ratings. For the TeleFutura network and affiliated owned-and-operated stations, we pay Televisa 12% of TeleFutura net time sales (calculated in a manner similar to Combined Net Time Sales) less certain of TeleFutura's other programming costs, and we pay Venevision royalties based on the ratings delivered by the Venevision programs broadcast on TeleFutura. Under the agreements, in 2003 we paid to Televisa and Venevision an aggregate net royalty of approximately $95,394,000 and $59,813,000, respectively.

        Pursuant to the Program License Agreements, Televisa and Venevision have the right to use, without charge and subject to limitations, advertising time that we do not sell to advertisers or that we do not use. There are limitations on the ability of Televisa and Venevision to use such time for telemarketing products, and such time may be preempted to the extent sold to a paying advertiser. In addition, Venevision has the right to receive $5 million per year of free non-preemptable advertising, and Televisa has the right to purchase $5 million of non-preemptable advertising per year for its own use. Each of Televisa and

Venevision may also purchase for its own use non-preemptable time at the lowest spot rate for the applicable time period. Further, Univision has the right to purchase $5 million per year in non-preemptable advertising from Televisa and has the right to receive $5 million per year in non-preemptable advertising from Venevision. Univision accounts for this arrangement as a net barter transaction, with no effect on revenues, expenses, operating income before depreciation and amortization or net income on an annual basis.

        In connection with our acquisition of the Fonovisa Music Group, we have the right to receive $5 million of preemptable advertising from Televisa in Mexico during each of the first three years after the April 2002 closing of such acquisition for the promotion of our music business and its affiliates.

        Before May 2005, we also have a right of first refusal to license Televisa and Venevision's programs in Puerto Rico (subject to preexisting commitments), and we will pay a program performance fee based on the ratings delivered by the licensed programs. After May 2005, if we have exercised our option to acquire certain stations in Puerto Rico, our rights will be exclusive in a manner similar to the overall Program License Agreements (and we will also license its programs to the Puerto Rico stations and networks), and we will pay each of Televisa and the Company 12% of Puerto Rico net time sales (calculated in a manner similar to Combined Net Time Sales) and Venevision the greater of 6% of Puerto Rico net time sales and the amount that a program performance fee based on ratings produced by Venevision programs that the Puerto Rico stations broadcast (but not more than 12% of Puerto Rico net time sales).

        Additionally, if we acquire the Puerto Rico stations, we will be required to offer Televisa the right to acquire a 15% interest in those stations and an affiliate of Venevision the right to acquire a 10% interest in those stations. Such options will be exercisable at a price equal to the pro rata portion of our cost for the stations (including costs) during a period of 90 days from the closing of our acquisition of the stations.

International Program Rights

        We have granted Televisa and Venevision rights to exploit on a royalty-free basis various programming produced by us or our subsidiaries for use on the Univision and Galavisión networks. These rights cover all countries outside of the U.S. for programs produced before our initial public offering or that replace such programs ("Grandfathered Programs") and cover Mexico and Venezuela for all other programs. For Grandfathered Programs, the rights described above will revert back to us from Televisa or Venevision when the applicable Program License Agreement terminates. For other programs, Televisa or Venevision's rights revert back to us when that entity owns less than 30% of the Univision securities that it owned on the date of our initial public offering (other than on account of a merger or similar transaction). We have agreed to have Televisa and Venevision distribute programs (other than Grandfathered Programs) produced by or for the Univision Network, Telefutura Network and Galavisión in other designated international territories, for a distribution fee equal to 15% of the excess of gross receipts over distribution expenses for such programs. We have also granted Televisa and Venevision certain rights for Mexico and Venezuela, respectively, to license programs produced by us or our subsidiaries for TeleFutura or other future networks that we may own.

Participation Agreement

        Pursuant to a Participation Agreement, Mr. Perenchio, Televisa and Venevision have agreed that none of them will enter into certain transactions involving Spanish-language television broadcasting or a Spanish-language television network in the U.S. without first offering us the opportunity to acquire a 50% economic interest. The Participation Agreement provides that if we elect to participate in any of these transactions, the offeror will have substantial control over management of such transaction.

Warrants

        In connection with Mr. Perenchio, Televisa and Venevision's December 1992 acquisition of our predecessors, Televisa and Venevision were issued warrants to purchase Common Stock, of which Televisa and Venevision retain 2,000 and 27,437,700, respectively. The 1992 warrants are exercisable for Class T and Class V Common Stock at an exercise price of $0.032195 per share.

        In December 2001, Univision issued additional warrants to purchase 9 million shares of common stock to Televisa and 2.8 million shares of common stock to Venevision. In April 2002, Univision also issued an additional warrant to purchase 100,000 shares of Class A Common Stock to Televisa in connection with the acquisition of Fonovisa. The exercise price for the 2001 and 2002 warrants is $38.261 per share.

        Of the 9,102,000 total warrants held by Televisa, 2,727,136 are exercisable for Class T Common Stock and 6,374,864 are exercisable for Class A Common Stock. Of the 30,237,700 total warrants held by Venevision, 30,162,836 are exercisable for Class V Common Stock and 74,864 are exercisable for Class A Common Stock. At the option of Televisa or Venevision, as the case may be, or if the warrants are not held by Televisa or Venevision or their permitted transferees at the time of exercise, the Class T and Class V warrants are exercisable for Class A Common Stock.

        No warrant discussed above is exercisable unless it is lawful for the holder to own the number of shares issuable as a result of such exercise, and such exercise would not violate the Communications Act of 1934, as amended. Subject to applicable securities laws, the warrants are freely transferable. If all warrants discussed above were fully exercised and all voting securities were converted to Class A Common Stock (not including options), as of March 15, 2004, Venevision would have owned approximately 13% of our common stock and Televisa would have owned approximately 11% of our common stock.

Registration Rights Agreements

        We have a registration rights agreement with Mr. Perenchio, Televisa and Venevision, pursuant to which we have agreed to file registration statements covering our securities owned by them. As of March 15, 2004, Mr. Perenchio had the right to demand three registration statements, Venevision had the right to demand two and Televisa had the right to demand one. In addition, we gave these stockholders various piggyback registration rights. All of these rights are subject to customary terms, conditions, procedures and restrictions. In general, we will pay all fees, costs and expenses of any such registration statements.

        We also have a registration rights agreement with members of the Tichenor family, pursuant to which we have agreed to file registration statements covering the sale of our Class A Common Stock they hold in an underwritten offering. As of March 15, 2004, the Tichenor family members had the right to demand two registration statements. The agreement also provides the Tichenor family members with various piggyback registration rights. All of these rights are subject to customary terms, conditions, procedures and restrictions. In general, we will pay all fees, costs and expenses of any such registration statements.

Reimbursement Arrangements

        Univision reimburses Chartwell Services, Inc., and Chartwell Partners LLC, affiliates of Mr. Perenchio (collectively, "Chartwell"), for compensation and benefits of certain Chartwell employees who devote time to Univision activities pursuant to agreements entered into between Univision and Chartwell. For 2003, Univision agreed to reimburse Chartwell approximately $319,968 for one-half of the salary, benefits and payroll taxes and $614,451 for 100% of the bonus and related payroll taxes relating to our Vice Chairman and Corporate Secretary, Robert Cahill, and approximately $1,153,497 for varying portions of the salary, benefits and payroll taxes of other Chartwell employees. In addition, options for a total of 55,000 shares of Class A Common Stock were granted during 2003 to three Chartwell employees who are not officers of Univision but who devoted time to Univision activities. Also, for 2003, Univision agreed to reimburse Chartwell approximately $337,188 for business expenses and other costs. Pursuant to an agreement between Univision and Chartwell Services, Inc., Chartwell Services, Inc. will continue providing the services subject to such agreement through December 2004, subject to automatic one-year extensions.

        In 2003, a production company owned by Mr. Perenchio reimbursed Univision in the amount of $437,795 for actual costs accrued in 2002 of certain facilities and personnel of Univision in connection with program development pursuant to an understanding that any programs so developed would be offered to Univision. The production company also reimbursed Univision approximately $55,391 in 2003, $7,851 of which accrued in 2002, for Univision's costs for leased premises in Los Angeles.

Programming Agreement

        In December 2003, the Company agreed with Paloma Productions, an affiliate of Mr. Perenchio, to license a novela entitled "Te Amare en Silencio." The novela is comprised of 100 episodes and began airing in December 2003. The license payment for the novela will be based on ratings in "Hispanic Households" (those with a head of household who is of Hispanic descent or origin, regardless of the language spoken in the household). The Company has estimated the total payment to be up to $5,000,000. The Company paid $1,000,000 in 2003 and expects to pay up to $4,000,000 more in 2004.

Pay Television Venture

        In April 2003, the Company entered into a limited liability company agreement with Televisa Pay-TV Venture, Inc. to form a 50/50 joint venture called Spanish Subscription Television LLC, now called TuTV LLC. The joint venture was formed to broadcast Televisa's pay television channels, other than general entertainment channels or novelas, in the United States. The service consists of five channels. In May 2003, TuTV entered into a five-year distribution agreement with EchoStar Communications Corporation for three of the channels. The joint venture is jointly controlled by Televisa and the Company with each agreeing to fund up to $20,000,000 over the first three years of the venture. As of December 31, 2003, the Company and Televisa had each funded $2,500,000.

Fonovisa Music Group

        In April 2002, we consummated the acquisition of Fonovisa from Televisa for 6,000,000 shares of our Class A Common Stock and a warrant to purchase 100,000 shares of our Class A Common Stock (having an exercise price of $38.261 per share). Fonovisa has become a part of our Univision Music Group, which also includes Univision Music, Inc. and a 50% ownership interest in Mexican-label Disa Records. The purchase agreement for the acquisition included certain working capital adjustments. We are seeking approximately $30,000,000 and expect this to be resolved in 2004 either through negotiation between the parties or by binding arbitration.

Voting Agreement

        Messrs. Perenchio and Tichenor are parties to a voting agreement (the "Voting Agreement") whereby Mr. Perenchio agreed to nominate and then vote to elect to the Board as Class A/P Directors both Mr. Tichenor and another person designated by Hispanic Broadcasting Corporation ("HBC") and reasonably acceptable to Mr. Perenchio. Mr. Aguirre is currently that nominee. Mr. Perenchio also agreed to vote against any transaction in which the stock rights, or the per share consideration, to be received by the holders of our Class P Common Stock would differ from those to be received by the holders of our Class A Common Stock, unless approved by the holders of a majority of the outstanding shares of our Class A Common Stock other than shares held by Mr. Perenchio and his affiliates.

        If Mr. Tichenor is incapacitated or ceases to be a Class A/P Director, the resulting vacancy would be filled according to Univision's Certificate of Incorporation. If Mr. Aguirre is incapacitated or ceases to be a Class A/P Director, Mr. Tichenor (or, if Mr. Tichenor is incapacitated, then other members of the Tichenor family) may designate someone independent of Univision to fill the resulting vacancy, subject to Mr. Perenchio's reasonable approval.

        Mr. Perenchio's obligation to vote for Mr. Tichenor and Mr. Aguirre terminates when Mr. Tichenor ceases to be an employee of Univision and members of the Tichenor family cease to own at least 60% of their originally issued Univision shares. The Voting Agreement also terminates upon the earliest to occur of the conversion of all Class P Common Stock, the incapacitation of Mr. Perenchio, the date that Mr. Perenchio and Mr. Tichenor agree to terminate the Voting Agreement, the death of Mr. Tichenor, and five years from the closing of the HBC Merger.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

        The following table sets forth certain information regarding beneficial ownership of Univision's voting securities as of March 15, 2004 by (1) each person who we know beneficially owns 5% or more of the outstanding shares of any class of Univision's voting securities, (2) each director and nominee and the Named Executive Officers (as defined in "Summary Table of Executive Compensation"), and (3) all directors and alternate directors and the Named Executive Officers as a group. Except as indicated in the footnotes to the table, each person named in the table has sole voting and investment power with respect to all shares of securities shown as beneficially owned by them, subject to community property laws where applicable.

        Please see the footnotes below for the disclosure required by the Securities Exchange Act of 1934, as amended ("Securities Exchange Act"), for each of the parties listed below. Because the Class P, Class T and Class V Common Stock can be converted to Class A Common Stock at any time, we are presenting the information below based on such conversions. We obtained the information presented below for stockholders other than officers, directors and nominees from Schedule 13Gs and amendments thereto, which reflect beneficial ownership as of December 31, 2003.

Name and Address(a)	Title of Class of Common Stock	Number of Shares of Class A Common Stock Beneficially Owned (b)(c)		Percent of Class A Common Stock Beneficially Owned (c)	Percent of Class A Common Stock Beneficially Owned Assuming Warrants are Exercised (d)
A. Jerrold Perenchio	Class A and Class P	37,187,384	(e)(n)	11.5%	10.3%
Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210, Mexico, DF	Class A and Class T	30,187,534	(f)	9.4%	10.9%
Venevision c/o Finser Corporation 550 Biltmore Way, Suite 900 Coral Gables, Florida 33134	Class A and Class V	17,837,164	(f)(g)	5.5%	13.3%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	Class A	22,474,852	(h)	7.0%	6.2%
Goldman Sachs Asset Management 32 Old Slip New York, New York 10005	Class A	29,306,587	(i)	9.1%	8.1%
Janus Capital Management LLC 100 Fillmore Street Denver, Colorado 80206-4923	Class A	18,302,836	(j)	5.7%	5.1%
Jennison Associates LLC 466 Lexington Avenue New York, New York 10017	Class A	12,891,025	(k)	4.0%	3.6%
Prudential Financial, Inc. 751 Broad Street Newark, New Jersey 07102-3777	Class A	13,352,928	(l)	4.1%	3.7%
Fernando Aguirre	Class A	2,000		*	*
George W. Blank	Class A	1,056,250	(m)	*	*

Robert V. Cahill	Class A	1,274,250	(m)(n)	*	*
Harold Gaba	Class A	324,750	(m)	*	*
Andrew W. Hobson	Class A	1,159,958	(m)	*	*
Alan F. Horn	Class A	358,750	(m)	*	*
C. Douglas Kranwinkle	Class A	200,000	(m)	*	*
John G. Perenchio	Class A	569,485	(n)	*	*
Ray Rodriguez	Class A	1,025,700	(m)	*	*
McHenry T. Tichenor, Jr.	Class A	2,862,564	(m)	*	*
Gustavo Cisneros	Class A and Class V	17,837,164	(f)(g)	5.5%	13.3%
Alejandro Rivera c/o Finser Corporation 550 Biltmore Way, Suite 900 Coral Gables, Florida 33134	Class A	208,750	(m)	*	*
Emilio Azcárraga Jean c/o Grupo Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210 Mexico, DF	Class A and Class T	30,193,784	(f)(m)(o)	9.4%	10.9%
Alfonso de Angoitia c/o Grupo Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210 Mexico, DF	Class A and Class T	30,187,534	(f)(p)	9.4%	10.9%
All directors and executive officers as a group (15 persons)	Class A, Class P, Class T and Class V	93,024,789	(f)(q)	28.4%	36.1%

  (a)
  Unless otherwise indicated, the address of each executive officer, director and nominee is 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067.

  (b)
  Each of A. Jerrold Perenchio and his affiliates, Televisa and Venevision beneficially owns 100% of their respective classes.

  (c)
  Assumes that the Class P, Class T and Class V Common Stock outstanding are converted into Class A Common Stock on a share for share basis since this may be done at any time in accordance with their respective terms. Excludes the shares issuable upon exercise of the 39,339,700 warrants that are outstanding (see footnote (f) below).

  (d)
  Assumes that the Class P, Class T and Class V Common Stock outstanding are converted into Class A Common Stock on a share for share basis since this may be done at any time in accordance with their respective terms. Assumes exercise of all warrants held by Televisa and Venevision; however, these warrants to purchase Class A, Class T or Class V Common Stock are subject to certain exercise restrictions as they may be exercised by the holder only if the aggregate shares owned by Televisa, Venevision and all non-U.S. aliens represent no more than 25% of the outstanding stock. See "Certain Relationships and Related Transactions—Warrants."

  (e)
  Such shares are owned by A. Jerrold Perenchio or his affiliates. Includes 885,740 shares of Class P Common Stock beneficially owned by Margaret Perenchio, Mr. Perenchio's wife. Mr. Perenchio has the sole power to vote such shares pursuant to a proxy, but Mrs. Perenchio has sole power to dispose of or direct the disposition of such shares. All but 224,994 shares owned directly or indirectly by Mr. Perenchio are shares of Class P Common Stock. Each share of Class P Common Stock is convertible at any time into a share of Class A Common Stock.

  (f)
  Excludes 9,102,000 shares of Class A Common Stock or Class T Common Stock and 30,237,700 shares of Class A Common Stock or Class V Common Stock issuable upon exercise of warrants held by Televisa and Venevision, respectively.

  (g)
  A trust principally for the benefit of the family of Gustavo Cisneros and a trust principally for the benefit of the family of Ricardo Cisneros, or foundations or entities established primarily for the benefit of any one or more of the foregoing persons, each owns a 50% indirect beneficial ownership interest in the equity of Venevision, which owns these shares. These trusts have shared voting and dispositive powers over these shares. Gustavo Cisneros and Ricardo Cisneros disclaim beneficial ownership of such shares.

  (h)
  Based on a report on Schedule 13G/A dated February 17, 2004, FMR Corp. had sole voting power over 1,557,317 of such shares and sole dispositive power over all such shares. Based on such Schedule 13G/A, FMR Corp. owned 8.862% of the Class A Common Stock outstanding as of December 31, 2003.

  (i)
  Based on a report on Schedule 13G/A dated February 13, 2004, Goldman Sachs Asset Management, a separate business unit of The Goldman Sachs Group, Inc., had sole voting power over 23,944,860 of such shares and sole dispositive power over all such shares. Based on such Schedule 13G/A, Goldman Sachs Asset Management owned 11.6% of the Class A Common Stock outstanding as of December 31, 2003.

  (j)
  Based on a report on Schedule 13G/A dated February 17, 2004, Janus Capital Management LLC had sole voting and sole dispositive power over 18,174,121 of such shares and shared voting and shared dispositive power over 128,715 of such shares. Based on such Schedule 13G/A, Janus Capital Management LLC owned 7.2% of the Class A Common Stock outstanding as of December 31, 2003.

  (k)
  Based on a report on Schedule 13G dated February 18, 2004, Jennison Associates LLC, formerly Jennison Associates Capital Corp. ("Jennison"), had sole voting power over 12,201,325 of such shares and shared dispositive power over all such shares. Based on such Schedule 13G, Jennison owned 5.08% of the Class A Common Stock outstanding as of December 31, 2003. The Prudential Insurance Company of America ("Prudential") owns 100% of the equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Class A Common Stock. Jennison does not file jointly with Prudential and, as such, shares of Class A Common Stock reported on Jennison's 13G may be included in the shares reported on the 13G that Prudential files (see footnote (l) below).

  (l)
  Based on a report on Schedule 13G/A dated February 10, 2004, Prudential Financial, Inc. had sole voting and sole dispositive power over 839,489 of such shares, shared voting power over 11,669,492 of such shares, and shared dispositive power over 12,513,439 of such shares. Based on such Schedule 13G/A, Prudential Financial, Inc. owned 5.3% of the Class A Common Stock outstanding as of December 31, 2003.

  (m)
  Includes, as applicable, the following employee or director stock options granted by Univision that are fully exercisable or will vest and become exercisable within 60 days of March 15, 2004: Mr. Azcárraga—6,250; Mr. Blank—991,250; Mr. Cahill—606,250; Mr. Gaba—198,750; Mr. Hobson—1,156,250; Mr. Horn—198,750; Mr. Kranwinkle—190,000; Mr. Rivera—208,750; Mr. Rodriguez—1,025,000; and Mr. Tichenor—332,350.

  (n)
  Class A Common Stock owned by Mr. A. Jerrold Perenchio includes 1,236,000 shares subject to fully exercisable employee stock options granted to Mr. Cahill and Mr. John G. Perenchio by one of Mr. A. Jerrold Perenchio's wholly-owned companies, which options were granted for services to that company. Mr. Cahill owns a fully exercisable employee stock option to purchase 668,000 shares of Class A Common Stock. Mr. John G. Perenchio owns a fully exercisable employee stock option to purchase 568,000 shares of Class A Common Stock.

  (o)
  These securities are held directly by Televisa or through subsidiaries thereof, as the case may be. Mr. Azcárraga is the Chairman, President and Chief Executive Officer of Televisa and, directly or indirectly, controls over 50% of the voting equity of Televisa. Televisa has sole voting and dispositive powers over such Univision securities. Mr. Azcárraga disclaims beneficial ownership of such Univision securities (and any securities into which such securities may be converted or for which they may be exchanged), except to the extent of his pecuniary interest therein.

  (p)
  These securities are held directly by Televisa or through subsidiaries thereof, as the case may be. Mr. de Angoitia is the Executive Vice President, Chief Financial Officer and a director of Televisa. Televisa has sole voting and dispositive powers over the Univision securities. Mr. de Angoitia disclaims beneficial ownership of such Univision securities (and any securities into which such securities may be converted or for which they may be exchanged), except to the extent of his pecuniary interest therein.

  (q)
  Includes only once the 30,187,534 shares that are held directly by Televisa or through subsidiaries thereof, as the case may be, although both Messrs. Azcárraga and de Angoitia are deemed to have (and disclaim) beneficial ownership thereof (see footnotes (o) and (p) above).

  *
  Represents less than one percent.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that during 2003 all filing requirements applicable to our officers and directors were met, except that each of Messrs. Aguirre, Azcárraga, Blank, Cahill, Gaba, Hobson, Horn, Kranwinkle, Rivera and Rodriguez filed a late Form 4 for options granted in December 2003.

EXECUTIVE COMPENSATION*

Compensation Committee Report on Executive Compensation

        The Compensation Committee currently consists of Messrs. Gaba and Horn.

Overview

        As set forth in its charter, the Compensation Committee's purpose is to:

  •
  consider matters relating to compensation and perquisites of the salaried employees and directors of Univision; and

  •
  approve and administer, including approving grants of options or other benefits under, Univision's compensation plans.

        Thus, the Compensation Committee is responsible for setting the compensation levels of Univision's executive officers in consultation with Mr. Perenchio, our Chairman and Chief Executive Officer. The Compensation Committee also administers the 1996 Performance Award Plan, as amended (the "1996 Plan"), the HBC Plan, and, if approved by the stockholders, will administer the 2004 Performance Award Plan. At the time of Univision's assumption of the HBC Plan, that plan became a Univision plan and options under that plan were converted into options to purchase Univision Class A Common Stock.

        The Compensation Committee's general philosophy is that bonus and equity compensation should fluctuate with the Company's success in achieving financial and other goals, and that Univision should continue to use long-term compensation to align stockholder and executives' interests. The Compensation Committee and Univision's Chairman believe in reserving significant amounts for results-based incentive compensation and thus limiting fixed-amount base salaries.

        To ensure that Univision's compensation philosophy is being applied appropriately through all of its business units, the Compensation Committee devoted significant attention in 2003 to two of Univision's newer business units: radio and music. The committee reviewed the incentive programs in each of these two units while recognizing that incentive plans may differ by industry and concluded that the programs were appropriate for the applicable industry and were roughly equivalent to each other.

        In addition to its general review of Univision Music Group executives' compensation, the Compensation Committee reviewed and approved the new employment arrangement with Jose Behar, President of Univision Music Group. In approving the arrangement, the committee focused, among other things, on extending the term; Mr. Behar's increased responsibilities since the Company's acquisition of Fonovisa and the Company's desire to incentivize Mr. Behar by tying a significant portion of his compensation to Fonovisa's performance; the tight marketplace for senior music industry executives; and the overall fairness to Univision and its stockholders.

Chief Executive Officer Compensation

        Mr. Perenchio, Univision's Chairman and Chief Executive Officer, continues to serve without salary, bonus or equity based compensation. As he is a significant stockholder and holds majority voting power, he is highly motivated to increase Univision's stockholder value and to incentivize management to do the same.

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

Base Salary

        The base compensation of the Named Executive Officers other than Messrs. Perenchio and Cahill is set forth in employment agreements. Such agreements were extended from 2005 to 2006 with the approval of the Compensation Committee, with the exception of Mr. Tichenor's agreement the term of which is for three years following the HBC Merger with automatic one-year extensions. See "Employment Agreements and Arrangements." See also "Certain Relationships and Related Transactions-Reimbursement Arrangements" for a description of reimbursements by Univision of salaries and services of Mr. Cahill and others provided by another company wholly owned by Mr. Perenchio.

Bonus Compensation

        The Compensation Committee, based upon management's recommendation and in accordance with the compensation philosophy outlined above, approved cash bonuses for 2003 for the Named Executive Officers. No bonus exceeded more than one times base salary. Approximately thirty-five percent of each cash bonus award was determined using an earnings before interest, taxes, depreciation and amortization performance goal set at the beginning of 2003. The other approximately sixty-five percent of each cash bonus was subjective. In considering the subjective portion of the bonuses, the committee took into account the employee's responsibilities, his or her performance during the prior year, and other factors such as profitability, market share, industry position and outstanding achievements. The committee heavily weighted the fact that Univision's earnings growth in 2003 outpaced the industry average growth rate.

Equity-Based Compensation

        The Compensation Committee believes in linking long-term incentives to an increase in stock value. Accordingly, it awards stock options under the 1996 Plan with an exercise price equal to the fair market value of the underlying stock on the date of grant that vest and become exercisable over time. The Compensation Committee believes that these options encourage employees to continue to use their best professional skills and to remain in Univision's employ. Options granted by Univision under the 1996 Plan generally vest and become exercisable in annual 25% increments over a four-year period after grant. Those grants under the HBC Plan that did not vest upon consummation of the HBC Merger generally vest and become exercisable in 20% increments over a five-year period after grant.

        When considering the grant of stock options, the Compensation Committee considers the optionee's responsibilities, his or her performance during the prior year, his or her expected future contribution to Univision's performance, competitive data on grant values at comparable companies, and the recommendation of Mr. Perenchio and other senior executives. In 2003, the Compensation Committee granted 3.8 million options to all employees, with 17.6% of such amount being granted to Named Executive Officers.

        In December 2003, the Compensation Committee engaged a compensation consulting firm to review Univision's existing stock incentive plans as well as the formula basis of Univision's cash bonus plan. In February 2004, based on the number of shares available under the 1996 Plan, the desire to update certain features of the plan and the consulting firm's recommendation, the committee authorized the adoption of the 2004 Plan and recommended that the Board ask stockholders to approve it.

The Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility by Univision of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Other than approximately $300,000, base compensation and the subjective portion of the cash bonuses paid to executive officers for 2003 were within the $1 million Section 162(m) threshold and should, therefore, also be deductible by Univision. The Compensation Committee will continue to consider deductibility to the extent an award is non-deductible.

        Stock options under Univision's existing plans and the 2004 Plan, as well as the formulaic portion of the cash bonus, are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, Univision should be allowed to deduct compensation related to options granted under each of these plans and the formula portion of the cash bonuses.

The Compensation Committee
Alan F. Horn, Chair
Harold Gaba

SUMMARY TABLE OF EXECUTIVE COMPENSATION

        The following table shows the compensation we paid or accrued during 2001, 2002 and 2003 to each of our executive officers (collectively, the "Named Executive Officers").

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)(b)	Cash Bonuses ($)	Other Annual Compensation ($)	Options Granted (#)	All Other Compensation ($)(c)
A. Jerrold Perenchio(a) Chairman of the Board and Chief Executive Officer	2003 2002 2001	None None None	None None None	None None None	None None None	None None None
George W. Blank Executive Vice President and Chief Financial Officer	2003 2002 2001	600,000 540,000 600,000	600,000 150,000 None	None None None	75,000 75,000 150,000	6,000 6,858 10,200
Robert V. Cahill(d) Vice Chairman and Corporate Secretary	2003 2002 2001	600,000 540,000 600,000	600,000 150,000 None	None None None	100,000 75,000 150,000	None None None
Andrew W. Hobson Executive Vice President	2003 2002 2001	600,000 540,000 600,000	600,000 150,000 None	None None None	100,000 75,000 150,000	6,000 6,000 10,200
C. Douglas Kranwinkle Executive Vice President and General Counsel	2003 2002 2001	600,000 540,000 600,000	600,000 200,000 None	None None None	100,000 100,000 150,000	6,000 6,000 10,200
Ray Rodriguez President of the Univision, TeleFutura and Galavisión Networks	2003 2002 2001	800,000 720,000 800,000	800,000 150,000 None	None None None	100,000 100,000 200,000	6,000 6,906 10,200
McHenry T. Tichenor, Jr.(e) President of Univision Radio	2003	163,636	79,248	None	200,000	None

(a)
Mr. Perenchio's services were provided pursuant to the informal arrangement described in "Employment Agreements and Arrangements." Mr. Perenchio was not compensated for his services in any employment capacity with Univision during the past five years.

(b)
The 2002 base salaries for Messrs. Blank, Cahill, Hobson, Kranwinkle and Rodriguez reflect each of their agreements to reduce their respective 2002 base salaries by 10% for that year.

(c)
Matching contribution pursuant to 401(k) Plan. See "401(k) Savings and Thrift Plan." Also, for Messrs. Blank and Rodriguez, includes 2002 deferred compensation interest income in excess of fair market value of $858 and $906, respectively.

(d)
The services of Mr. Cahill in 2001, 2002 and 2003 were provided by Mr. Perenchio pursuant to the informal arrangement among Mr. Perenchio, Televisa and Venevision described in "Employment Agreements and Arrangements."

(e)
Mr. Tichenor joined Univision on September 22, 2003, and his compensation has thus not been annualized. For a description of his employment agreement, see "Employment Agreements and Arrangements."

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is also an employee or officer of Univision, was formerly an officer of Univision or any of its subsidiaries, or has a relationship with Univision requiring disclosure under "Certain Relationships and Related Transactions."

Employment Agreements and Arrangements

        Mr. Perenchio serves as Chairman of the Board and Chief Executive Officer without compensation.

        On January 1, 2004, Messrs. Blank, Hobson, Kranwinkle and Rodriguez entered into amended employment agreements with us that extended the date of expiration of such agreements to December 31, 2006. Consequently, their base salaries for the next three years will be as follows: for Messrs. Blank, Hobson and Kranwinkle $600,000 in 2004 through 2006 and for Mr. Rodriguez $800,000 in 2004 through 2006. In addition, based upon an annual review of each individual's performance and our results of operations and our prospects, we may grant bonuses to Messrs. Blank, Hobson, Kranwinkle and Rodriguez. See "Compensation Committee Report on Executive Compensation."

        The employment agreements for Messrs. Blank, Hobson, Kranwinkle and Rodriguez may be terminated for cause, upon death or disability or without cause. If terminated without cause, the employee will, subject to certain conditions regarding confidentiality, trade secrets and competitive activities, be entitled to receive his base salary for the remainder of his employment agreement.

        Pursuant to an informal arrangement among Mr. Perenchio, Televisa and Venevision, the services of Messrs. Cahill and Perenchio were provided by Mr. Perenchio in 2001, 2002 and 2003. Mr. Perenchio paid Mr. Cahill a salary of $600,000 in 2001, $540,000 in 2002 and $600,000 in 2003 for services as a Univision executive officer and one-half was charged to Univision. In addition, we paid to Mr. Cahill no bonus for 2001, a bonus of $150,000 for 2002 and a bonus of $600,000 for 2003.

        We entered into an employment agreement with Mr. Tichenor, effective upon completion of the HBC Merger on September 22, 2003, pursuant to which he serves as the President of Univision Radio. Mr. Tichenor's annual base salary is $600,000, and we may in our sole discretion award Mr. Tichenor an annual bonus. Mr. Tichenor also received a one-time nonstatutory stock option to purchase 200,000 shares of Class A Common Stock upon the commencement of his employment. The agreement contains standard terms and conditions regarding ownership of works, confidentiality and non-solicitation of our customers and employees.

        The term of Mr. Tichenor's employment agreement is for three years but automatically will extend each year for an additional year unless we elect otherwise. However, the agreement may terminate earlier upon Mr. Tichenor's disability, death, upon our election with or without cause, or upon Mr. Tichenor's election for certain specified reasons. If the agreement terminates at our election without cause or at Mr. Tichenor's election because of an uncured breach of the agreement by us, Mr. Tichenor will be entitled to receive his remaining base salary for the unexpired term of the agreement.

401(k) Savings and Thrift Plan

        We have a retirement savings plan covering all eligible employees who have completed one year of service. The 401(k) Plan allows each employee to defer up to 60% of the total eligible compensation that would otherwise be paid to the employee, which deferral in 2003 could not exceed $12,000 plus a $2,000 catch up contribution for employees who reached fifty years of age in 2003. Employee contributions are invested in selected mutual funds and a unitized fund of our Class A Common Stock according to the direction of the employee. The 401(k) Plan permits us each year to match up to the first 6% of such employee's eligible compensation contributed to the plan, subject to certain limitations imposed by the Internal Revenue Service. During 2001, we matched 100% of the first 6% of an employee's eligible compensation contributed to the 401(k) Plan. Effective January 1, 2002, we matched 100% of the first 3% of an employee's eligible compensation contributed to the 401(k) Plan.

OPTION GRANTS IN 2003

        The following table provides information on option grants in 2003 by Univision to each of the Named Executive Officers.

Name	Number of Securities Underlying Options Granted(#)(a)	% of Total Options Granted to Employees in Last Fiscal Year	Exercise Price Per Share($)	Expiration Date	Grant Date Present Value($)(b)
A. Jerrold Perenchio	N/A	N/A	N/A	N/A	N/A
George W. Blank	75,000	2.0%	35.85	November 2013	1,366,500
Robert V. Cahill	100,000	2.6%	35.85	November 2013	1,822,000
Andrew W. Hobson	100,000	2.6%	35.85	November 2013	1,822,000
C. Douglas Kranwinkle	100,000	2.6%	35.85	November 2013	1,822,000
Ray Rodriguez	100,000	2.6%	35.85	November 2013	1,822,000
McHenry T. Tichenor, Jr.	200,000	5.2%	34.93	September 2013	3,416,000

(a)
The options vest and become exercisable in four equal annual installments commencing on the first anniversary of the grant date.

(b)
The estimated value was developed solely for the purposes of comparative disclosure in accordance with SEC regulations and is not intended to predict future prices of our Class A Common Stock. The estimate was developed using the Black-Scholes option pricing model. The following assumptions were used for all grants other than Mr. Tichenor's: dividend yield of 0%; expected volatility of 48.4039%; risk-free interest rate of 3.72%; and expected life of six years. The fair value of each option granted on December 1, 2003 is $18.22. For Mr. Tichenor's grant dated September 22, 2003, the following assumptions were used: dividend yield of 0%; expected volatility of 48.8597%; risk free interest rate of 3.39%; and expected life of six years, yielding a fair value of $17.08.

AGGREGATED OPTION EXERCISES IN 2003 AND
YEAR-END OPTION VALUE

Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable Number of Securities Underlying Options at FY-End(#)	Exercisable/ Unexercisable Value of Unexercised In-the-Money Options at FY-End($)(a)
A. Jerrold Perenchio	N/A	N/A	N/A	N/A
George W. Blank	135,000	4,120,025	991,250/243,750	18,327,525/1,479,375
Robert V. Cahill	0	0	606,250/268,750	6,888,750/1,575,375
Andrew W. Hobson	0	0	1,156,250/268,750	23,927,625/1,575,375
C. Douglas Kranwinkle	0	0	190,000/280,000	718,350/1,677,950
Ray Rodriguez	0	0	1,025,000/325,000	15,784,500/1,972,500
McHenry T. Tichenor, Jr.	0	0	332,350/234,000	4,372,757/1,341,600

(a)
This amount represents solely the difference in the market price of $39.69 on the last trading day of the year, December 31, 2003, of those unexercised options that had an exercise price below such market price (i.e., "in-the-money options") and the respective exercise prices of the options. The exercise price of outstanding options ranges from $5.75 to $45.4375. All options were granted at fair market value. No assumptions or representations regarding the value of such options are made or intended.

AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITORS

Dismissal of Arthur Andersen LLP

        On June 13, 2002, we dismissed Arthur Andersen LLP ("Arthur Andersen") and engaged Ernst & Young LLP to serve as our independent auditors for the fiscal year 2002. The decisions were approved by the Audit Committee of the Board.

        Arthur Andersen's reports on our consolidated financial statements for each of the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2000 and 2001 and through June 13, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Univision's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the fiscal years ended December 31, 2000 and 2001 and through June 13, 2002, we did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter or reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        We provided Arthur Andersen a copy of the foregoing disclosures, and Arthur Andersen provided a letter, dated June 25, 2002, stating that it has found no basis for disagreement with such statements, as attached as Exhibit 16.1 to the Form 8-K/A filed with the SEC on June 25, 2002.

Appointment of Ernst & Young LLP

        Ernst & Young LLP served as our independent auditors for 2003, and the Audit Committee appointed Ernst & Young LLP as our independent auditors for 2004.

        We expect Ernst & Young LLP representatives, who audited our 2003 financial statements, to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. Such representatives will be given an opportunity to make a statement if they desire.

AUDITORS' FEES

        The aggregate fees that our independent auditors billed for professional services rendered in 2002 and 2003 were:

  •
  Audit Fees: Ernst & Young LLP's fees for audit services totaled approximately $994,000 in 2002 and $1,737,000 in 2003, an increase due primarily to the growth and addition of new business segments. Also, Arthur Andersen rendered approximately $20,000 of services for the review of Univision's quarterly report on Form 10-Q for March 31, 2002.

  •
  Audit-Related Fees: Ernst & Young LLP's fees for audit-related services totaled approximately $464,000 in 2002 and $439,000 in 2003. Audit-related services principally included the audit of our employee benefit plan, accounting consultations, review of various SEC filings, Sarbanes-Oxley consultations and attestation services. Also, Arthur Andersen rendered approximately $18,000 of services in 2002 related to acquisition consulting.

  •
  Tax Fees: Univision did not pay any fees for tax services to Ernst & Young LLP in 2002, and Ernst & Young LLP's fees for tax services in 2003 totaled approximately $18,000 for tax consulting services. Also, Arthur Andersen rendered approximately $535,000 of tax services for 2002 principally for tax compliance and acquisition consulting.

  •
  All Other Fees: Univision did not pay any other fees to either Ernst & Young LLP or Arthur Andersen in 2002 or 2003.

        All non-audit services provided in 2003 were pre-approved by our Audit Committee. Our Audit Committee determined that Ernst & Young LLP's provision of services for all non-audit fees in 2003 is compatible with maintaining its independence.

AUDIT COMMITTEE REPORT*

        The Audit Committee is composed of three independent directors and operates under a written charter amended and adopted by the Board on October 8, 2003. A copy of the written charter as currently in effect is attached to this proxy statement as Appendix B.

        As stated in the charter, the Audit Committee's purpose is to:

  •
  engage Univision's independent auditors;

  •
  monitor the auditors' independence, qualifications and performance;

  •
  pre-approve all audit and non-audit services;

  •
  monitor the integrity of Univision's financial statements; and

  •
  monitor Univision's compliance with legal and regulatory requirements.

        The Company also formed an internal audit group that completed its first full year of operations in 2003. The group reports to the Chief Executive Officer and the Audit Committee and is currently focusing primarily on meeting the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

        Management is responsible for Univision's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Univision's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management advised the Audit Committee that Univision's consolidated financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Audit Committee, and the Audit Committee has reviewed and discussed all the consolidated financial statements with management and the independent auditors before their issuance. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Univision's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence, including a review of audit and non-audit fees.

        Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Univision's Annual Report on Form 10-K for the year ended December 31, 2003, which is filed with the SEC.

        Univision is also required to include in its Annual Report on Form 10-K for the year ended December 31, 2003 the audited financial statements of Entravision Communications Corporation for the year ended December 31, 2001. Univision owns approximately 30% of Entravision's outstanding capital stock. Entravision's financial statements are audited by McGladrey & Pullen, LLP. None of the Board, the Audit Committee or the Company's management monitors or oversees Entravision's internal controls, financial reporting process or the audit of its financial statements by its independent auditors.

The Audit Committee
Harold Gaba, Chair
Alan F. Horn
Fernando Aguirre

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

PROPOSAL TWO:
RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
FOR FISCAL YEAR 2004

        Stockholder ratification of the selection of Ernst & Young LLP is not required by our Bylaws or otherwise. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the stockholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of Univision and its stockholders.

        The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for 2004.

PROPOSAL THREE:
ADOPTION OF THE UNIVISION COMMUNICATIONS INC.
2004 PERFORMANCE AWARD PLAN

        At the Annual Meeting, stockholders will be asked to approve the Univision Communications Inc. 2004 Performance Award Plan, which was adopted, subject to stockholder approval, by the Board in February 2004.

        We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of Univision, and that incentive compensation plans like the proposed 2004 Plan are an important attraction, retention and motivation tool for participants in the plan.

        We currently maintain the Univision Communications Inc. 1996 Performance Award Plan. As of February 1, 2004, a total of 22,158,466 shares of Univision common stock were then subject to outstanding awards granted under the 1996 Plan, and an additional 3,347,029 shares of Univision common stock were then available for new award grants under the 1996 Plan. In connection the HBC Merger, we also assumed the HBC Plan, which had 5,097,380 options outstanding as of February 1, 2004. No further options may be granted under this plan.

        The Board approved the 2004 Plan based, in part, on a belief that the number of our shares currently available under the 1996 Plan does not give Univision sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2004 Plan, no new awards will be granted under the 1996 Plan after the Annual Meeting. In that case, the number of shares of Univision common stock that remain available for award grants under the 1996 Plan immediately prior to the Annual Meeting will become available for award grants under the 2004 Plan. An additional 12,600,000 shares of Univision common stock will also be made available for award grants under the 2004 Plan. Accordingly, if stockholders approve the 2004 Plan and based on the number of shares of Univision common stock that were available for new award grants under the 1996 Plan as of February 1, 2004, a total of 15,947,029 shares will initially be available for award grants under the 2004 Plan. In addition, if stockholders approve the 2004 Plan, any shares of common stock subject to stock option grants under the 1996 Plan that expire, are cancelled or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2004 Plan.

        We will continue to have the authority to grant awards under the 1996 Plan if stockholders do not approve the 2004 Plan. If stockholders approve the 2004 Plan, the termination of our grant authority under the 1996 Plan will not affect awards then outstanding under that plan.

Summary Description of the 2004 Performance Award Plan

        The principal terms of the 2004 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Plan, which appears as Appendix A attached hereto.

        Purpose.    The purpose of the 2004 Plan is to promote the success of Univision and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our Board or one or more committees appointed by our Board will administer the 2004 Plan. Our Board of Directors has delegated general administrative authority for the 2004 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator").

        The Administrator has broad authority under the 2004 Plan with respect to award grants including, without limitation, the authority:

  •
  to select participants and determine the type(s) of award(s) that they are to receive;

  •
  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  •
  to cancel, modify, or waive the corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  •
  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

  •
  subject to the other provisions of the 2004 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

  •
  to allow the purchase price of an award or shares of Univision common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        No Repricing.    In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2004 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

        Eligibility.    Persons eligible to receive awards under the 2004 Plan include officers or employees of Univision or any of our subsidiaries, directors and alternate directors of Univision, and certain consultants and advisors to Univision or any of our subsidiaries. Currently, approximately 4,300 officers and employees of Univision and our subsidiaries (including all of our Named Executive Officers), and each of our nine non-employee directors and alternate directors, are considered eligible under the 2004 Plan at the present time.

        Authorized Shares; Limits on Awards.    The maximum number of shares of Univision common stock that may be issued or transferred pursuant to awards under the 2004 Plan equals the sum of: (1) 12,600,000 shares, plus (2) the number of shares available for additional award grant purposes under the 1996 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under the 1996 Plan as of the date of the Annual Meeting, plus (3) the number of any shares subject to stock options granted under the 1996 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised. As of February 1, 2004, approximately 3,347,029 shares were available for additional award grant purposes under the 1996 Plan, and approximately 22,158,466 shares were subject to awards then outstanding under the 1996 Plan. As noted above, no additional awards will be granted under the 1996 Plan if stockholders approve the 2004 Plan.

        The following other limits are also contained in the 2004 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 15,000,000 shares.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted during any period of three consecutive calendar years to any individual under the plan is 3,000,000 shares.

  •
  The maximum number of shares that may be delivered pursuant to awards granted under the plan, other than in the circumstances described in the next sentence, is 5,000,000 shares. This limit on so-called "full-value awards" does not apply, however, to the following: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of Univision common stock at the time of grant of the award.

  •
  "Performance-Based Awards" under Section 5.2 of the 2004 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $10,000,000.

        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2004 Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again be available for subsequent awards under the 2004 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2004 Plan or the 1996 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under the 2004 Plan or the 1996 Plan, will be available for subsequent awards under the 2004 Plan. In addition, the 2004 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Plan.

        Types of Awards.    The 2004 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Univision common stock or units of Univision common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2004 Plan. The 2004 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

        A stock option is the right to purchase shares of Univision common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of Univision common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the 2004 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2004 Plan. Incentive stock options may only be granted to employees of Univision or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of Univision common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of Univision common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

        The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of Univision common stock on the date of grant in the case of (1) awards granted retroactively in tandem with or as a substitution for another award, or (2) if the option or stock appreciation right will be counted against the plan's limit on full-value awards (that is, the limit on the number of shares that can be issued under the 2004 Plan in respect of awards other than options and stock appreciation rights).

        The other types of awards that may be granted under the 2004 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2004 Plan as described below.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of Univision on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are defined in more detail in the attached 2004 Plan document. The performance measurement period with respect to an award may range from three months to five years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2004 Plan, if any person acquires more than 20% of the outstanding common stock or combined voting power of Univision, if certain changes in a majority of our Board occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of Univision (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Univision or any of our subsidiaries, a sale or other disposition of all or substantially all of Univision's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if Univision is dissolved or liquidated, awards then outstanding under the 2004 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the 2004 Plan, awards under the 2004 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

        Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

        No Limit on Other Authority.    Except as expressly provided with respect to the termination of the authority to grant new awards under the 1996 Plan if stockholders approve the 2004 Plan, the 2004 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

        Termination of or Changes to the 2004 Plan.    The Board of Directors may amend or terminate the 2004 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2004 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board, the authority to grant new awards under the 2004 Plan will terminate on February 11, 2014. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2004 Plan

        The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2004 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2004 Performance Award Plan

        Univision has not approved any awards that are conditioned upon stockholder approval of the 2004 Plan. Univision is not currently considering any other specific award grants under the 2004 Plan. If the 2004 Plan had been in existence in fiscal 2003, Univision expects that its award grants for fiscal 2003 would not have been substantially different from those actually made in that year under the 1996 Plan. For information regarding stock-based awards granted to Univision's Named Executive Officers during fiscal 2003, see "Option Grants in 2003" above.

        All members of our Board are eligible for awards under the 2004 Plan and thus have a personal interest in the approval of the 2004 Plan.

        The closing market price for a share of Univision's common stock as of March 15, 2004 was $33.13 per share.

        The Board of Directors believes that the adoption of the 2004 Plan will promote the interests of Univision and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

        The Board of Directors recommends that you vote "FOR" adoption of the 2004 Performance Award Plan.

EQUITY COMPENSATION PLAN INFORMATION

        Univision currently maintains two equity compensation plans: the 1996 Plan and the HBC Plan, both of which have been approved by stockholders. The HBC Plan was approved in connection with the HBC Merger as part of the Agreement and Plan of Reorganization, dated June 11, 2002. Stockholders are also being asked to approve a new equity compensation plan, the 2004 Plan, as described above.

        The following table sets forth, for the 1996 Plan and the HBC Plan on an aggregated basis, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2003.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	27,244,874	[1,2]	$29.38	3,418,300	[1]
Equity compensation plans not approved by stockholders	0		N/A	0
Total	27,244,874		$29.38	3,418,300

1
The shares available under the 1996 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 1996 Plan including options, stock appreciation rights, restricted stock, stock bonuses, and performance shares. However, no new awards will be granted under the 1996 Plan if stockholders approve the 2004 Plan. This table does not reflect the 12,600,000 additional shares that will be available under the 2004 Plan if stockholders approve the 2004 Plan proposal.

2
Includes 5,134,629 shares issuable upon exercise of options outstanding under the HBC Plan. The weighted average exercise price of these outstanding options under the HBC Plan is $27.08.

UNIVISION STOCK PRICE PERFORMANCE GRAPH

        The following graph compares our cumulative total stockholder return with those of the S&P Broadcasting & Cable TV Index and the S&P 500 Index for the five fiscal years ending December 31, 2003. The graph assumes that $100 was invested on December 31, 1999 in (1) our Class A Common Stock, (2) the S&P Broadcasting & Cable TV Index, and (3) the S&P 500 Index, including in each case, if applicable, reinvestment of dividends. Note: We caution that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

*
$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

FINANCIAL AND OTHER INFORMATION

        Our integrated Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (including any financial statements and schedules, and a list of any exhibits not contained therein) is enclosed with this proxy statement. Stockholders may also request a free copy of our Annual Report on Form 10-K by writing to:

Univision Communications Inc.
Attn: Investor Relations
1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

        The exhibits to our Annual Report on Form 10-K are available to any stockholder who submits a written request to the above address and provides payment of charges that approximate our cost of reproduction.

OTHER MATTERS

        The Board knows of no matters to be presented for action by the stockholders at the meeting other than those described in this proxy statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

By Order of the Board of Directors,
Robert V. Cahill Corporate Secretary

March 19, 2004

APPENDIX A

UNIVISION COMMUNICATIONS INC.
2004 PERFORMANCE AWARD PLAN

1.     PURPOSE OF PLAN

        The purpose of this Univision Communications Inc. 2004 Performance Award Plan (this "Plan") of Univision Communications Inc., a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.     ELIGIBILITY

        The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

        3.1    The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

        With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

        3.2    Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

  (a)
  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

  (b)
  grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

  (c)
  approve the forms of award agreements (which need not be identical either as to type of award or among participants);

  (d)
  construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

  (e)
  cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

  (f)
  accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

  (g)
  adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

  (h)
  determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

  (i)
  determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

  (j)
  acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

  (k)
  determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

        3.3    Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

        3.4    Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

        3.5    Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

        4.1    Shares Available.    Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

        4.2    Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "Share Limit") is equal to the sum of (a) 12,600,000 shares of Common Stock, plus (b) the number of shares of Common Stock available for additional award grant purposes under the Corporation's 1996 Performance Award Plan (the "1996 Plan") as of the date of stockholder approval of this Plan (the "Stockholder Approval Date") and determined immediately prior to the termination of the authority to grant new awards under the 1996 Plan as of the Stockholder Approval Date, plus (c) the number of any shares subject to stock options granted under the 1996 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised; provided that in no event shall the Share Limit exceed 38,105,495 shares (which is the sum of the 12,600,000 shares set forth above, plus the number of shares available under the 1996 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the number of shares subject to options previously granted and outstanding under the 1996 Plan as of the Effective Date). The following limits also apply with respect to awards granted under this Plan:

  (a)
  The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 15,000,000 shares.

  (b)
  The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any period of three consecutive calendar years to any individual under this Plan is 3,000,000 shares.

  (c)
  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted under this Plan, other than those described in the next sentence, is 5,000,000 shares. This limit on so-called "full-value awards" does not apply, however, to (1) shares delivered in respect of compensation earned but deferred, (2) except as expressly provided in Section 5.1.1 (which generally requires that shares delivered in respect of "discounted" stock options be charged against this limit), shares delivered in respect of stock option grants, and (3) except as expressly provided in Section 5.1.2 (which generally requires that shares delivered in respect of "discounted" stock appreciation right grants be charged against this limit), shares delivered in respect of stock appreciation right grants.

  (d)
  Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

        Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

        4.3    Awards Settled in Cash, Reissue of Awards and Shares.    To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan, shall be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

        4.4    Reservation of Shares; No Fractional Shares; Minimum Issue.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.     AWARDS

        5.1    Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem.

Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

          5.1.1    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the limit of Section 4.2(c) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

          5.1.2    Additional Rules Applicable to ISOs.    To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

          5.1.3    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the "base price") as set forth in the applicable award agreement, except as follows: (a) in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares actually delivered in respect of such award shall be charged against the limit of Section 4.2(c) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. The maximum term of an SAR shall be ten (10) years.

          5.1.4    Other Awards.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

        5.2    Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant ("Qualifying Options" and "Qualifying SARS," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

          5.2.1    Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

          5.2.2    Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than five years.

          5.2.3    Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 500,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $10,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

          5.2.4    Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

          5.2.5    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

          5.2.6    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders first approve this Plan.

        5.3    Award Agreements.    Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

        5.4    Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        5.5    Consideration for Common Stock or Awards.    The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Corporation, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned shares of Common Stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

        In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

        5.6    Definition of Fair Market Value.    For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the "Exchange") for the date in question or, if no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the next preceding day on which sales of Common Stock were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last closing price of a share of Common Stock as reported on the composite tape for securities listed on the Exchange available on the date in question or the average of the high and low trading prices of a share of Common Stock as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

        5.7    Transfer Restrictions.

          5.7.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

          5.7.2    Exceptions.    The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

          5.7.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

    (a)
    transfers to the Corporation,

    (b)
    the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

    (c)
    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

    (d)
    if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

    (e)
    the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

        5.8    International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.     EFFECT OF TERMINATION OF SERVICE ON AWARDS

        6.1    General.    The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

        6.2    Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

        6.3    Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.     ADJUSTMENTS; ACCELERATION

        7.1    Adjustments.    Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

  (a)
  proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.8 and 8.8.3(a)) the performance standards applicable to any outstanding awards, or

  (b)
  make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

        The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

        In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

        7.2    Automatic Acceleration of Awards.    Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public Corporation or one of its Subsidiaries in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

        7.3    Possible Acceleration of Awards.    Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, "Change in Control Event" means any of the following:

  (a)
  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

  (b)
  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

  (c)
  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 20% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

  (d)
  Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

        7.4    Early Termination of Awards.    Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

        7.5    Other Acceleration Rules.    Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

        7.6    Possible Rescission of Acceleration.    If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

        7.7    Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.     OTHER PROVISIONS

        8.1    Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

        8.2    Employment Status.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

        8.3    No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

        8.4    Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        8.5    Tax Withholding.    Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

  (a)
  require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

  (b)
  deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

        In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator's approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

        8.6    Effective Date, Termination and Suspension, Amendments.

          8.6.1    Effective Date.    This Plan is effective as of February 11, 2004, the date of its approval by the Board (the "Effective Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

          8.6.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

          8.6.3    Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

          8.6.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

          8.6.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

        8.7    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        8.8    Governing Law; Construction; Severability.

          8.8.1    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

          8.8.2    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          8.8.3    Plan Construction.

            (a)    Rule 16b-3.    It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

            (b)    Section 162(m).    Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

        8.9    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        8.10    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

        8.11    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        8.12    No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

        8.13    Other Company Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

APPENDIX B

AUDIT COMMITTEE CHARTER
OF
UNIVISION COMMUNICATIONS INC.

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company; (2) the Company's compliance with legal and regulatory requirements; (3) the independence, qualifications and performance of the Company's independent public accountants; and (4) the performance of the Company's internal audit function. The Committee will prepare the annual report included in the Company's proxy statement as required by the SEC.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

        The Committee shall be composed of three or more members of the Company's Board. The members of the Committee shall serve at the discretion of the Board or until they resign or their successors are appointed. The Board shall appoint the chairperson of the Committee (the "Chairperson"). The members of the Committee shall meet the standards of independence and experience requirements of the New York Stock Exchange.

        The Committee shall have the authority to conduct investigations and to retain such special legal, accounting or other consultants to advise the Committee, as it determines necessary to carry out its duties, whose compensation shall be funded by the Company. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.

        The Committee shall meet at least quarterly or more frequently as may be deemed necessary by the Committee. Minutes of each meeting shall be taken by the corporate Secretary or another person selected by the Committee. The Chairperson or a Committee member shall report to the full Board the substantive actions taken at each meeting.

        The Committee shall meet at least quarterly with the independent public accountants, internal auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discuss privately.

        The Committee shall:

1.
Be solely responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and, where appropriate, terminate and replace the independent public accountants. Such independent public accountants shall report directly to and be ultimately accountable to the Committee.

2.
Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit) and the experience and qualifications of the senior members of the team to be assigned to the Company. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner are rotated at least every five years.

3.
Pre-approve all auditing services and all non-auditing services to be performed by the independent public accountants, provided that such firm shall not be retained to perform those non-audit functions prohibited by either the New York Stock Exchange or the Securities and Exchange Commission. The approved non-auditing services must be disclosed in the Company's periodic public reports required by section 13(a) of the Act. The approval of non-auditing services can be delegated to one or more members of the Committee, but the decision must be presented to the full Committee at the next scheduled meeting.

4.
Receive periodic reports from the independent public accountants delineating all relationships between the independent public accountants and the Company, actively engage in a dialogue with the independent public accountants with respect to any relationships or services that may impact the objectivity, or adversely affect the independence, of the independent public accountants, and if so determined by the Committee, recommend that the Board take appropriate action in response to the independent public accountants' report to satisfy itself of such firm's independence.

5.
Obtain and review reports from the independent public accountants, at least annually, regarding: (a) the independent public accountants' internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues.

6.
Review an analysis prepared by management and the independent public accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements and their impact on the financial statements.

7.
Review and discuss with management and the independent public accountants the Company's annual audited financial statements and the results of the audit. Discuss with the independent public accountants any unusual or non-recurring items and the establishment or change of any significant reserves that arose in connection with the audit and the adequacy of the Company's internal controls. Review the financial information contained in the Annual Report on Form 10-K, including, but not limited to, Management's Discussion and Analysis contained in such report prior to the filing thereof with the Securities and Exchange Commission. Obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Act, as amended.

8.
Review and discuss with management and the independent public accountants the Company's quarterly financial statements and Quarterly Report on Form 10-Q, including, but not limited to, Management's Discussion and Analysis contained in each such report, prior to the filing thereof with the SEC.

9.
Review with management and the independent public accountants earnings press releases prior to their release and financial information and earnings guidance provided to analysts and rating agencies.

10.
Discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented, relating to communications with the independent public accountants.

11.
Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent public accountants or management.

12.
Obtain and review timely reports from the independent public accountants regarding:

a.
all critical accounting policies and practices to be used by the Company;

  b.
  all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

  c.
  all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

13.
Review with the independent public accountants any problems or difficulties such firm may have encountered, including: (a) any restrictions on the scope of activities or access to required information; (b) any changes required in the planned scope of the internal audit; and (c) any recommendations made by such firm as a result of the audit.

14.
Review with management, independent public accountants and internal auditors the adequacy of the Company's internal accounting controls and procedures including the activities, structure resources, qualifications and effectiveness of the internal audit function, and the performance of the director of internal audit.

15.
Inquire about internal control recommendations made by internal auditors and independent public accountants and whether they have been implemented by management.

16.
Review periodically with management and the independent public accountants the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

17.
Periodically obtain reports from management, internal auditors, independent public accountants, general counsel, tax advisors or any regulatory agency regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material impact on financial statements and the consideration of those matters in preparing the financial statements.

18.
Review the effectiveness of the policies and procedures for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any reporting deficiencies, fraudulent acts or accounting irregularities.

19.
Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20.
Review the appointment and replacement of the director of internal auditing.

21.
Set clear hiring policies for employees or former employees of the independent public accountants.

22.
Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

23.
Regularly report to the Board on the Committee's activities and make appropriate recommendations.

24.
Annually evaluate the performance of the Committee.

\/ DETACH PROXY CARD HERE \/

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.
1. ELECTION OF CLASS A/P DIRECTORS							FOR	AGAINST	ABSTAIN
FOR ALL ☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS	☐	2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for fiscal 2004.	☐	☐	☐
Nominees:	A. Jerrold Perenchio, Fernando Aguirre, Harold Gaba, Alan F. Horn, John G. Perenchio, Ray Rodriguez and McHenry T. Tichenor, Jr.				3.	Proposal to adopt the 2004 Performance Award Plan.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the 'Exceptions' box and write that nominee's name in the space provided below.)
*Exceptions						To change your address, please mark this box.		☐
						To include any comments, please mark this box.		☐

						S C A N L I N E

					Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.
					Date	Share Owner sign here	Co-Owner sign here

UNIVISION COMMUNICATIONS INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 12, 2004

        I/We hereby appoint Robert V. Cahill, Andrew W. Hobson and C. Douglas Kranwinkle, or any of them, as Proxies, with full power of substitution, to represent me (us) and to vote all of my (our) shares of Class A Common Stock of Univision Communications Inc. (the 'Company'), on all matters that may come before the 2004 Annual Meeting of Stockholders of the Company and any adjournments thereof. Said Proxies are directed to vote as hereafter indicated.

        Proxies will vote in accordance with their judgement in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

        This Proxy, when properly executed, will be voted in the manner directed hereon. In general, if no direction is made, it will be voted 'FOR' the election as Class A/P Directors of all the individuals identified in the accompanying Proxy Statement as the Class A/P Board nominees, 'FOR' the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2004, and 'FOR' the adoption of the 2004 Performance Award Plan. If your shares are held in 'street name', however, and you are providing this proxy to your broker or other nominee and do not provide voting instructions with respect to the 2004 Performance Award Plan, your shares will not be voted in connection with that proposal.

(Continued and to be signed on the other side.)
UNIVISION COMMUNICATIONS INC. P.O. BOX 11405 NEW YORK, N.Y. 10203-0405

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TABLE OF CONTENTS
UNIVISION COMMUNICATIONS INC. 1999 Avenue of the Stars, Suite 3050 Los Angeles, California
VOTING MATTERS
PROPOSAL 1: ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
SUMMARY TABLE OF EXECUTIVE COMPENSATION
OPTION GRANTS IN 2003
AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUE
AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITORS
AUDITORS' FEES
AUDIT COMMITTEE REPORT
PROPOSAL TWO: RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004
PROPOSAL THREE: ADOPTION OF THE UNIVISION COMMUNICATIONS INC. 2004 PERFORMANCE AWARD PLAN
EQUITY COMPENSATION PLAN INFORMATION
UNIVISION STOCK PRICE PERFORMANCE GRAPH
FINANCIAL AND OTHER INFORMATION
OTHER MATTERS
APPENDIX A UNIVISION COMMUNICATIONS INC. 2004 PERFORMANCE AWARD PLAN
APPENDIX B AUDIT COMMITTEE CHARTER OF UNIVISION COMMUNICATIONS INC.